Exhibit 21

Medtronic plc and Subsidiaries
At April 30, 2021

Company	Jurisdiction of Formation
2074417 Alberta ULC	Canada
A&E Products de Honduras S.A.	Honduras
A&E Products do Brasil Ltda.	Brazil
A&E Products Group, Inc.	Delaware
Advanced Absorbent Products Holdings Limited	United Kingdom
Advanced Medical Technologies GmbH	Germany
AI Biomed Corp	California
Aircraft Medical Ltd.	United Kingdom
Airox	France
Airox, Inc.	Delaware
Arterial Vascular Engineering Canada, Company	Canada
Arterial Vascular Engineering UK Limited	United Kingdom
ATS Acquisition Corp.	Minnesota
Auto Suture do Brasil Ltda.	Brazil
Auto Suture Holdings Pty Ltd	Australia
Auto Suture Puerto Rico, Inc.	Connecticut
AV Medical Technologies Ltd.	Israel
Avenu Medical, Inc.	Delaware
Batts LLC	Delaware
Batts, Inc.	Delaware
Beacon Endoscopic LLC	Delaware
Bellco Do Brasil	Brazil
Bellco Hoxen Medical (Hong Kong) Co. Limited	Hong Kong
Bellco Hoxen Medical (Shanghai) Co. Ltd.	China
Bellco S.r.l.	Italy
Between Investeringsgroep B.V.	Netherlands
Biostar Biomedikal Mühendislik Anonim Sirketi	Turkey
Bo Yao (Shanghai) Medical Device Co. Ltd.	China
CardioInsight Technologies Inc.	Delaware
Carlisle Philippines, Inc.	Philippines
Carmel Biosensors Ltd.	Israel
CCI Istanbul Teknolojik Hizmetler Limited Sirketi	Turkey
CDK U.K. Limited	United Kingdom
Changzhou Kangdi Medical Stapler Co., Ltd.	China
Changzhou Kanghui Medical Innovation Co., Ltd.	China
CircuLite GmbH	Germany
CircuLite, Inc.	Delaware
Clearum GmbH	Germany
Comercial Kendall (Chile) Limitada	Chile
Companion Medical, Inc.	Delaware
Corventis Pte. Ltd.	Singapore
Covidien (China) Medical Devices Technology Co., Ltd.	China

Covidien (Gibraltar) Limited	Gibraltar
Covidien (Shanghai) Management Consulting Co., Ltd.	China
Covidien (UK) Commercial Limited	United Kingdom
Covidien Adhesives Italia Srl	Italy
Covidien AG	Switzerland
Covidien Argentina S.A.	Argentina
Covidien Asia Investments Limited	Mauritius
Covidien Australia Pty Ltd	Australia
Covidien Canada Holdings LLC	Delaware
Covidien Caribbean, Inc.	Delaware
Covidien Delaware VI Corp.	Delaware
Covidien Deutschland GmbH	Germany
Covidien Eurasia LLC	Russia
Covidien France Holdings, Inc.	Connecticut
Covidien Group Holdings Limited	Bermuda
Covidien Group S.a.r.l.	Luxembourg
Covidien Healthcare International Trading (Shanghai) Co., Ltd.	China
Covidien Holding Inc.	Massachusetts
Covidien Holdings International Corporation	Delaware
Covidien Holdings Ireland Limited	Ireland
Covidien Holdings S.a.r.l.	Luxembourg
Covidien International (US) Holdings A, LLC	Delaware
Covidien International Finance S.A.	Luxembourg
Covidien International S.a.r.l.	Luxembourg
Covidien Israel Holdings Ltd	Israel
Covidien Israel Investments Ltd	Israel
Covidien Israel Surgical Research Ltd	Israel
Covidien Japan, Inc.	Japan
Covidien Limited	Ireland
Covidien llc	Delaware
Covidien LP	Delaware
Covidien Manufacturing Grenoble	France
Covidien Medical Products (Shanghai) Manufacturing L.L.C.	China
Covidien Peru S.A.	Peru
Covidien Philippines, Inc.	Philippines
Covidien Private Limited	Singapore
Covidien Pty Limited	Australia
Covidien Sales LLC	Delaware
Covidien Services Europe Limited	Ireland
Covidien Sigma Limited	Bermuda
Covidien Swiss Holding GmbH	Switzerland
Covidien UK Holding Ltd	United Kingdom
Covidien UK Limited	United Kingdom
Covidien Uruguay S.A.	Uruguay
Covidien US Holdings, Inc.	Delaware
Covidien Ventures Ltd.	Bermuda
Davis & Geck Caribe Limited	Cayman Islands
Diabeter Nederland B.V.	Netherlands
Digital Surgery Limited	United Kingdom
Epix Therapeutics, Inc.	Delaware
ev3 Australia Pty Limited	Australia

Ev3, Inc.	Delaware
First Lafayette Holdings LLC	Delaware
Floreane Medical Implants	France
GC Holdings, Inc.	Delaware
Georgia Packaging, LLC	Delaware
Given Imaging (Los Angeles) LLC	California
Given Imaging B.V.	Netherlands
Given Imaging do Brazil Ltda.	Brazil
Given Imaging Ltd.	Israel
Given Imaging Pty Limited	Australia
Given Imaging Vietnam Co., Ltd.	Vietnam
Given Imaging, Inc.	Delaware
Graphic Controls (Barbados), Ltd.	Barbados
Haemopharm Biofluids S.r.l.	Italy
HeartWare International, Inc.	Delaware
HeartWare, Inc.	Delaware
HET Systems, LLC	Delaware
IHS LLC	Russia
IHS Argentina SA	Argentina
IHS Health Services Egypt LLC	Egypt
IHS Health Services Pakistan (Private) Limited	Pakistan
IHS Health Services Lebanon Sarl	Lebanon
IHS Managed Services SAS	Colombia
IHS Saglik Hizmetleri Ltd STI	Turkey
Inbrand Holdings Limited	United Kingdom
Inbrand Limited	United Kingdom
Inbrand UK Limited	United Kingdom
India Medtronic Private Limited	India
Integrated Health Solutions Chile S.A.	Chile
Integrated Health Solutions International Sàrl	Switzerland
Integrated Health Solutions Pty Ltd	Australia
Invatec S.p.A.	Italy
Invatec Technology Center GmbH	Switzerland
Kendall de Mexico, S.A. de C.V.	Mexico
Kendall de Venezuela, C.A.	Venezuela
Kendall Innovadores en Cuidados al Paciente S.A.	Costa Rica
Kendall Ludlow Holding Corporation	Delaware
Kendall SAS	France
Kendall, S.A. (Panama)	Panama
KMS Colon, Panama, S.A.	Panama
KMS Montevideo, Uruguay, S.A.	Uruguay
Klue, Inc.	Delaware
Kyphon South Africa (Proprietary) Ltd.	South Africa
Laboratoire Soludia SAS	France
Lazarus Effect, Inc.	Delaware
Life Design Systems, Inc.	Wisconsin
M-Smart Electronic Equipment Trading (Shanghai) Co. Ltd.	China
Magnolia Medical, LLC	Delaware
Makani II Unlimited Company	Ireland
Mallinckrodt DAR Srl	Italy
Mallinckrodt Holdings B.V.	Netherlands

Mallinckrodt Holdings, LLC	Delaware
Mallinckrodt Medical S.A.	Spain
Mallinckrodt Medical Unlimited Company	Ireland
Mallinckrodt US LLC	Delaware
Marblehead Medical LLC	Minnesota
Mazor Robotics Ltd.	Israel
MDT Turkey Finansal Danışmanlık Limited Şirketi	Turkey
Medtronic Medikal Teknoloji Ticaret Limited Şirketi	Turkey
Medefield Pty Limited	Australia
Medical Education Y. K.	Japan
Medical Medtronic Nigeria Limited	Nigeria
Medicrea Australia Pty Ltd.	Australia
Medicrea Belgium NV	Belgium
Medicrea GmbH	Germany
Medicrea International	France
Medicrea Poland Sp.z.o.o	Poland
Medicrea Technologies UK Limited	United Kingdom
Medicrea USA, Corp	Delaware
Medina Medical LLC	Delaware
Medina Medical, Inc.	Delaware
Medinse S. de R.L. de C.V.	Mexico
Medtronic – Sequoia (Cayman) Innovation Investment Management Partners, Ltd	Cayman Islands
Medtronic (Africa) (Proprietary) Limited	South Africa
Medtronic (Chengdu) Management Consulting Co., Ltd.	China
Medtronic (Schweiz) A.G. (Medtronic (Suisse) S.A.)	Switzerland
Medtronic (Shanghai) Ltd.	China
Medtronic (Shanghai) Management Co. Ltd.	China
Medtronic (Taiwan) Ltd.	Taiwan
Medtronic (Thailand) Limited	Thailand
Medtronic 3F Therapeutics, Inc.	Delaware
Medtronic Ablation Frontiers LLC	Delaware
Medtronic Adriatic d.o.o.	Croatia
Medtronic Advanced Energy LLC	Delaware
Medtronic Advanced Energy Luxembourg S.a.r.l.	Luxembourg
Medtronic AF Luxembourg S.a r.l.	Luxembourg
Medtronic AG	Switzerland
Medtronic Aktiebolag	Sweden
Medtronic Angiolink, Inc.	Delaware
Medtronic Ardian LLC	Delaware
Medtronic Ardian Luxembourg S.a.r.l.	Luxembourg
Medtronic Asia, Ltd.	Minnesota
Medtronic ATS Medical, Inc.	Minnesota
Medtronic Australasia Pty Ltd	Australia
Medtronic B.V.	Netherlands
Medtronic Bakken Research Center B.V.	Netherlands
Medtronic Bangladesh Pvt. Ltd.	Bangladesh
Medtronic Belgium S.A./N.V.	Belgium
Medtronic Bio-Medicus, Inc.	Minnesota
Medtronic BioPharma B.V.	Netherlands
Medtronic BioPharma Sàrl	Switzerland
Medtronic Braun, Inc.	Colorado

Medtronic Bulgaria EOOD	Bulgaria
Medtronic Canada ULC	Canada
Medtronic Care Management Services, LLC	Minnesota
Medtronic Cash Pool LLC	Massachusetts
Medtronic Changzhou Medical Device Co., Ltd.	China
Medtronic China Kanghui Holdings	Cayman Islands
Medtronic China Venture Fund (Cayman), L.P.	Cayman Islands
Medtronic China, LLC.	Minnesota
Medtronic Colombia S.A.	Colombia
Medtronic Comercial Ltda.	Brazil
Medtronic Communities Foundation	Minnesota
Medtronic CoreValve LLC	Delaware
Medtronic CryoCath LP	Canada
Medtronic CV Luxembourg S.a.r.l.	Luxembourg
Medtronic Czechia s.r.o.	Czech Republic
Medtronic Danmark A/S	Denmark
Medtronic Diabetes (Chengdu) Co., Ltd.	China
Medtronic do Brasil Ltda.	Brazil
Medtronic Dominican Republic S.A.S.	Dominican Republic
Medtronic Dominicana (Manufactura), S.A.	Dominican Republic
Medtronic Egypt LLC	Egypt
Medtronic Empalme S. de R.L. de C.V.	Mexico
Medtronic Engineering and Innovation Center Private Limited	India
Medtronic Europe BVBA/SPRL	Belgium
Medtronic Europe Sàrl	Switzerland
Medtronic Fabrication SAS	France
Medtronic Finance Holdings ULC	Cayman Islands
Medtronic Finance Hungary Kft.	Hungary
Medtronic Finland Oy	Finland
Medtronic France S.A.S.	France
Medtronic GmbH	Germany
Medtronic Global Health Foundation	Minnesota
Medtronic Global Holdings GP S.à r.l.	Luxembourg
Medtronic Global Holdings S.C.A.	Luxembourg
Medtronic Group Holding, Inc.	Minnesota
Medtronic Hellas Medical Devicea Commercial Single Member S.A.	Greece
Medtronic Holding B.V.	Netherlands
Medtronic Holding Company Sarl	Switzerland
Medtronic Holding Hungary Kft.	Hungary
Medtronic Holding Switzerland G.m.b.H.	Switzerland
Medtronic Holding, Inc.	Minnesota
Medtronic Holdings Sarl	Luxembourg
Medtronic Holdings Unlimited	British Virgin Islands
Medtronic Hong Kong Limited	Hong Kong
Medtronic Hong Kong Medical Limited	Hong Kong
Medtronic Hungaria Kereskedelmi Kft	Hungary
Medtronic Ibérica S.A.	Spain
Medtronic Innovation Center (Israel) Ltd	Israel
Medtronic Integrated Health Solutions LLC	Minnesota
Medtronic International Holding LLC	Minnesota
Medtronic International Investment LLC	Minnesota

Medtronic International Technology, Inc.	Minnesota
Medtronic International Trading Holding LLC	Delaware
Medtronic International Trading Pte. Ltd.	Singapore
Medtronic International Trading Sàrl	Switzerland
Medtronic International Trading, Inc.	Minnesota
Medtronic International, Ltd.	Delaware
Medtronic Interventional Vascular, Inc.	Massachusetts
Medtronic Invatec LLC	Delaware
Medtronic IP Holding International Luxembourg S.a.r.l.	Luxembourg
Medtronic Ireland Limited	Ireland
Medtronic Ireland Manufacturing Unlimited Company	Ireland
Medtronic Irish Finco Unlimited Company	Ireland
Medtronic Italia S.p.A.	Italy
Medtronic Japan Co., Ltd.	Japan
Medtronic Jolife LLC	Delaware
Medtronic Kazakhstan Limited Liability Partnership	Kazakhstan
Medtronic KL Holdings LLC	Minnesota
Medtronic Korea Ltd.	South Korea
Medtronic Lateral, Inc.	Delaware
Medtronic Latin America, Inc.	Minnesota
Medtronic Limited	United Kingdom
Medtronic LLC	Russia
Medtronic Logistics LLC	Minnesota
Medtronic Luxembourg Global Holdings S.à r.l.	Luxembourg
Medtronic Malaysia Sdn. Bhd.	Malaysia
Medtronic Medical CR S de RL	Costa Rica
Medtronic Medical Device (Chengdu) Co., Ltd.	China
Medtronic Medikal Teknoloji Ticaret Limited Sirketi	Turkey
Medtronic Mediterranean Offshore SAL	Lebanon
Medtronic META FZ-LLC	United Arab Emirates
Medtronic Mexico S. de R.L. de C.V.	Mexico
Medtronic MiniMed, Inc.	Delaware
Medtronic Mlab Management Co., Ltd	China
Medtronic Monitoring, Inc.	Delaware
Medtronic Navigation Israel Ltd.	Israel
Medtronic Navigation, Inc.	Delaware
Medtronic New Zealand Limited	New Zealand
Medtronic Norge AS	Norway
Medtronic Oesterreich G.m.b.H.	Austria
Medtronic Pacific Trading, Inc.	Minnesota
Medtronic Pakistan (Private) Limited	Pakistan
Medtronic Philippines, Inc.	Philippines
Medtronic Poland Sp. z o.o.	Poland
Medtronic Poland Finance Sp.z.o.o.	Poland
Medtronic Portugal, Lda	Portugal
Medtronic PS Medical, Inc.	California
Medtronic Puerto Rico Operations Co.	Cayman Islands
Medtronic Romania SRL	Romania
Medtronic S. de R.L. de C.V.	Mexico
Medtronic S.A.I.C.	Argentina
Medtronic Saudi Arabia Company	Saudi Arabia

Medtronic Servicios S. de R.L. de C.V.	Mexico
Medtronic SG, LLC	Delaware
Medtronic Shared Services Americas S.A.S.	Colombia
Medtronic Shared Services SRL	Costa Rica
Medtronic Singapore Operations Pte. Ltd.	Singapore
Medtronic Slovakia s.r.o.	Slovakia
Medtronic Sofamor Danek Co., Ltd.	Japan
Medtronic Sofamor Danek Deggendorf GmbH	Germany
Medtronic Sofamor Danek South Africa (Proprietary) Limited	South Africa
Medtronic Sofamor Danek USA, Inc.	Tennessee
Medtronic Sofamor Danek, Inc.	Indiana
Medtronic Srbija d.o.o. Beograd-Novi Beograd	Serbia
Medtronic Sweden Finance AB	Sweden
Medtronic Trading Ltd.	Israel
Medtronic Trading NL BV	Netherlands
Medtronic Ukraine Limited Liability Company	Ukraine
Medtronic USA, Inc.	Minnesota
Medtronic Vascular Galway Unlimited Company	Ireland
Medtronic Vascular Holdings Unlimited Company	Ireland
Medtronic Vascular, Inc.	Delaware
Medtronic Ventor Technologies Ltd.	Israel
Medtronic Vietnam Company Limited	Vietnam
Medtronic VT, LLC	Delaware
Medtronic World Trade Corporation	Minnesota
Medtronic Xomed, Inc.	Delaware
Medtronic Xomed LLC	Delaware
Medtronic, Inc.	Minnesota
Medtronic, trgovina z medicinsko tehnologijo in opremo d.o.o.	Slovenia
Micro Therapeutics, Inc.	Maryland
MiniMed Distribution Corp.	Delaware
MiniMed Pty Ltd	Australia
MMJ, S.A. de C.V.	Mexico
MSCH LLC	Delaware
N.G.C. Medical Srl	Italy
NayaMed International Sàrl	Switzerland
Nederelandse Obesitas Kliniek Zuid B.V.	Netherlands
Nederlandse Obesitas Kliniek B.V.	Netherlands
Nederlandse Obesitas Kliniek West B.V.	Netherlands
Nederlandse Obesitas kliniek Zeeland B.V.	Netherlands
Nellcor Puritan Bennett Ireland Holdings Unlimited Company	Ireland
Nellcor Puritan Bennett Ireland Unlimited Company	Ireland
Nellcor Puritan Bennett LLC	Delaware
Nellcor Puritan Bennett Mexico, S.A. de C.V.	Mexico
New Wave Surgical, LLC	Delaware
Newport Medical Instruments, Inc	Delaware
NGC Medical UK Limited	United Kingdom
Nobles Medical Technology, Inc.	Delaware
Nurtino Health Ltd	Israel
Obesitas International B.V.	Netherlands
Obesitas Nederland B.V.	Netherlands
Old Colony State Insurance Company	Vermont

Oridion Capnography, Inc.	Massachusetts
Oridion Medical 1987 Ltd.	Israel
Oridion Systems Ltd.	Israel
Osteotech, Inc.	Delaware
Panmedica Pty Limited	Australia
Plastics Holding Corporation	Nevada
Polyken Technologies Europe, Inc.	Delaware
Polysuture Industria e Comercio Ltda.	Brazil
PT. Covidien Indonesia	Indonesia
PT Medtronic Indonesia	Indonesia
PTB International LLC	Delaware
Quro Obesity Marketing Management LLC	United Arab Emirates
Raychem Tecnologias, S. de R.L. de C.V.	Mexico
Retail Group de Mexico S.A. de C.V.	Mexico
Reverse Medical LLC	Delaware
RF Surgical Systems LLC	Minnesota
RIST Neurovascular, Inc.	Delaware
Sanatis GmbH	Germany
Sapheon LLC	California
Setagon, Inc.	Delaware
Shanghai Zhikang Medical Devices Co., Ltd.	China
Sherwood Medical Company I	Delaware
Sherwood Medical Industries Pty Ltd	Australia
Societe De Fabrication de Material Orthopedique En Abrege Sofamor	France
Sofradim Production	France
SonarMed Inc.	Delaware
Sophono GmbH	Germany
Sophono, Inc.	Colorado
SpinalGraft Technologies, LLC	Tennessee
superDimension, Inc.	Delaware
Suzhou Medtronic Venture Capital Partnership Enterprise (L.P.)	China
Suzhou Medtronic-Sequoia Innovation Investment Management Co., Ltd.	China
Suzhou Mei Zhong Capital Investment Management Co., Ltd.	China
THC Holdings Limited	Thailand
Titan Spine, Inc.	Delaware
Tissue Science Laboratories Limited	United Kingdom
Trigate (Pty.) Ltd.	South Africa
Twelve Australia Pty Ltd	Australia
Twelve Medical Limited	United Kingdom
Twelve, Inc.	Delaware
U.S.S.C. Puerto Rico (NY), Inc.	New York
U.S.S.C. Puerto Rico, Inc.	Cayman Islands
United States Surgical Corporation	Delaware
USSC Financial Services Inc.	Connecticut
USSC FSC, Inc.	Barbados
USSC Medical GmbH	Germany
Valera Holdings S.a.r.l.	Luxembourg
Valleylab (Australia) Pty. Ltd	Australia
Valleylab Holding Corporation	Delaware
Verdana Holdings Limited	Gibraltar
Visionsense Corp.	Delaware

Visionsense Ltd.	Israel
Visualase, Inc.	Delaware
Vitatron Holding B.V.	Netherlands
VNUS Medical Technologies II, Inc.	Delaware
Warsaw Orthopedic Inc.	Indiana
WEM Equipamentos Electronicos Ltda.	Brazil
World Heart Corporation	Delaware
Zephyr Technology LLC	Delaware
Zorginitiatieven B.V.	Netherlands